                                                                                            Exhibit 99.1

Contact:
Debbie Raskin
Rubenstein Associates, Inc.
(212) 843-8028
draskin@rubenstein.com

SIGA ANNOUNCES SMALLPOX TREATMENT BREAKTHROUGH

SIGA DRUG COMPLETELY PREVENTS SMALLPOX DISEASE
IN PRELIMINARY PRIMATE TRIAL

New York, NY, October 18, 2006 -- SIGA Technologies, Inc. (NASDAQ: SIGA) announced today that its lead drug, SIGA-246, is the first drug ever to demonstrate 100% protection against human smallpox virus in a primate trial conducted at the federal Centers for Disease Control and Prevention (CDC). In this study, once-daily, oral administration of SIGA-246 protected cynomolgus monkeys from smallpox disease following intravenous high dosing with smallpox virus. The drug prevented symptoms of disease whether delivered at the same time as the virus or 24 hours later, supporting the drug’s use for both post-exposure prophylaxis and treatment. SIGA-246 completely prevented lesion formation and reduced viral load to non-threatening levels in treated animals with no obvious toxicity. The study was conducted under rigorous bio-safety and -security conditions at the World Health Organization Collaborating Centers for Smallpox and Other Poxvirus Infections’ BSL-4 laboratory located at the CDC in Atlanta and was funded by the Department of Health and Human Services, the CDC and the Department of Defense’s Defense Threat Reduction Agency under the supervision of Dr. John Huggins, Chief of the Viral Therapeutics Branch, U.S. Army Medical Research Institute of Infectious Diseases.

Dr. Huggins commented, “This drug holds great promise as a therapy for poxvirus infections.” Donald Drapkin, Chairman of SIGA, added, “Smallpox is one of the great biowarfare threats, and SIGA-246 demonstrates SIGA’s leadership in efforts to counteract that threat.”

“We are particularly pleased,” said Dr. Dennis E. Hruby, Chief Scientific Officer of SIGA, “because the amount of virus used in this study is equivalent to the level present in late-stage disease in humans, which we believe signals that SIGA-246 can be used to prevent disease in humans even several days after initial viral exposure.” He added, “This test in non-human primates is as close as anyone can get to the real thing because there has not been any natural occurrence of smallpox since 1977.”

Smallpox is considered one of the most significant biowarfare threats. The CDC classifies variola, the virus that causes smallpox, as a “Category A” (highest level threat) bioterrorism agent. Smallpox is readily transmitted between humans, it has significant mortality rates and the population is no longer vaccinated against it. Mass immunizations of the general population using the current live vaccine are not recommended, as there are known complications affecting some individuals, which may include encephalitis, myocarditis, and death. Immunocompromised individuals receiving this vaccine are at particular risk from a systemic infection. At this time, there is also no approved treatment for smallpox.

The Department of Homeland Security has designated smallpox a “material threat” to our national security, so SIGA-246 will be eligible for purchase for the Strategic National Stockpile under Project Bioshield.

SIGA previously announced that SIGA-246 has been shown to be safe to administer to humans as a once-a-day pill. SIGA-246 has also demonstrated 100% disease protection in several mouse models of infection, which results SIGA will use, along with additional tests yet to be completed, to fulfill the U.S. Food and Drug Administration’s “Animal Efficacy Rule.” In December 2005, the FDA granted “fast-track” status to SIGA-246.

SIGA Technologies, Inc. Smallpox Trial Press Release                                                                                                        Page 2

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA believes that it is a leader in the development of pharmaceutical agents and vaccines to fight potential biowarfare pathogens. In addition to smallpox, SIGA has antiviral programs targeting other Category A pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg). SIGA's product development programs also emphasize the increasingly serious problem of drug resistant bacteria.

For more information about SIGA, please visit SIGA's Web site at www.siga.com.

About the Defense Threat Reduction Agency

The Defense Threat Reduction Agency (DTRA) is an agency of the U.S. Department of Defense that safeguards America and its allies from weapons of mass destruction by providing capabilities to reduce, eliminate, and counter the threat, and mitigate its effects. DTRA headquarters is located at Fort Belvoir, Virginia, and it also operates field offices worldwide. The DTRA has identified an orthopox therapeutic as a critical need in its ongoing threat reduction efforts.

About the U.S. Army Medical Research Institute of Infectious Diseases (USAMRIID)

USAMRIID, located at Fort Detrick, Maryland, is the lead medical research laboratory for the U.S. Biological Defense Research Program, and plays a critical role in national defense and in infectious disease research. The Institute’s mission is to conduct basic and applied research on biological threats resulting in medical solutions (such as vaccines, drugs and diagnostics) to protect the warfighter. USAMRIID is a subordinate laboratory of the U.S. Army Medical Research and Material Command.

The information contained in this press release does not necessarily reflect the position or policy of the U.S. government, and no official endorsement should be inferred.

Forward-looking Statements

This Press Release contains or implies certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (d) SIGA may not be able to secure funding from anticipated government contracts and grants, (e) SIGA may not be able to secure or enforce adequate legal protection, including patent protection for its products and (f) regulatory approval for SIGA’s products may require further or additional testing that will delay or prevent approval. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this Press Release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and, except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.